Third Quarter 2025 FINANCIAL RESULTS November 5, 2025

Forward-Looking Statements. Certain statements contained in this Presentation, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed”, or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Presentation. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; the impact of tariffs and global trade disruptions on us and our customers; other risks inherent in the real estate business, including customer defaults, potential liability related to environmental matters, illiquidity of real estate investments and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions and greenfield developments; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production, and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued volatility in interest rates; increased power, labor, or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks, or processes; our failure to maintain our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; changes in local, state, federal, and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal, tax or regulatory issues or litigation that may affect us; and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. Should one of more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Presentation speak only as of the date of this Presentation, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events. There can be no assurance that the forward-looking statements can or will be attained or maintained. The forward-looking statements included in this Presentation have been included for purposes of illustration only, and no assurance can be given that the actual results will correspond with the results contemplated in the forward-looking statements. Market Data. We use market data throughout this Presentation that has generally been obtained from external, independent, and publicly available information and industry publications. None of Lineage, its affiliates, advisers, or representatives have verified such independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives make any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risk and uncertainties and are subject to change based on various factors. Capacity and market share data provided by the Global Cold Chain Alliance, or GCCA, reflects capacity of companies that report to GCCA. North American GCCA data includes GCCA’s estimate of capacity owned and operated by U.S. customers themselves based on data from U.S. Department of Agriculture surveys. Global GCCA data also reflects GCCA’s estimate of capacity of companies that do not report to GCCA. Non-GAAP Measures. This Presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Such non-GAAP financial measures should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on Lineage’s statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. You should be aware that Lineage’s presentation of these and other non-GAAP financial measures in this Presentation may not be comparable to similarly-titled measures used by other companies. We caution investors not to place undue reliance on such non‐GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non‐GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Lineage believes that in addition to using GAAP results, non-GAAP financial measures can provide meaningful insight in evaluating the Lineage's financial performance and the effectiveness of its business strategies. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix to this Presentation. Safe Harbor Statement 2

• Q3 Summary • US Supply and Demand • Segment Results • Capital Structure • Q4 and Full-Year Guidance Update • Summary and Q&A Agenda 3

Q3 2025 Highlights

- Q3 2025 financial results
  - Revenue +3%
  - Adj. EBITDA +2%
  - AFFO +6%[1]
  - AFFO per share down (6)%[1]
- Global Warehousing segment in-line with expectations
  - Same WH NOI down (3.6)%
  - Occupancy in Q3 saw muted seasonal pickup
  - Same WH storage revenue per physical pallet +1% YoY
  - Continued competitive pressure in select US markets
- Global Integrated Solutions segment NOI +16%, continuing strong year
- Deployed $127M of external growth capital, primarily on in-process developments
- Full-year Adj. EBITDA and AFFO per share guidance moving to lower end of the range on tariff uncertainty impacting import/export volumes and less US new business
- Focused on providing world-class service and leveraging our industry leading network and capabilities
- Continued focus on streamlining admin and warehouse productivity: LinOS, labor management initiatives, and energy efficiency



Lineage

1. Prior year AFFO per share affected by intra-quarter IPO in Q3 2024.

See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

5 1. Source: United States Department of Agriculture, National Agricultural Statistics Service: Monthly Cold Storage Report. 2. Revenue per pallet is shown for the LINE Total Global Warehouse segment. 3. Minimum storage guarantees are calculated as guaranteed storage and rent revenue in the most recent month annualized as a percent of total storage and rent revenue for the trailing twelve months. Q3 2025 - Occupancy and Price In-line LINE Same Warehouse Occupancy vs USDA Inventory Levels LINE – Revenue per Pallet History2 • Q3 occupancy in-line with outlook following muted seasonal inventory build; maintaining Q4 outlook of ~77% • Total storage revenue per physical pallet up 90bps YoY, in-line with stable pricing outlook and long-term trend o Expect sequential decline in Q4 due to typical seasonality • Minimum storage guarantees increased from 44.9% in Q2 to 46.7% in Q33 $59.90 $68.91 $45 $60 $75 Q1 2021 Q2 Q3 Q4 2021 Q1 2022 Q2 Q3 Q4 2022 Q1 2023 Q2 Q3 Q4 2023 Q1 2024 Q2 Q3 Q4 2024 Q1 2025 Q2 Q3 2025 Rent, Storage, and Blast Revenue per Physical Occupied Pallet Trendline ~3% CAGR $26.45 $32.21 $10 $25 $40 Q1 2021 Q2 Q3 Q4 2021 Q1 2022 Q2 Q3 Q4 2022 Q1 2023 Q2 Q3 Q4 2023 Q1 2024 Q2 Q3 Q4 2024 Q1 2025 Q2 Q3 2025 Services Revenue per Throughput Pallet Trendline ~4% CAGR 68% 72% 76% 80% Q4 24 Q1 25 Q2 25 Q3 25 Q4 25 LINE Same WH Physical Occupancy 2025 Actual and Forecast Typical Quarterly USDA Seasonality 2015-2019 Quarterly Average¹ Typical Q4 seasonal decline

Estimated US New PRW Supply 2021-2025: 10.5% + 4.0% = 14.5% Retaining Occupancy in Excess Capacity Environment 6 1. Source: CBRE. Includes PRW or potential PRW projects completed, actively under construction or anticipated as of October 2025, where square footage is known. Excludes private built-to-suit projects and spec space taken by private users. 2. Source: For Retail figures, calculation is based on NIQ US Database for the Total Frozen, Dairy, Deli, Meat, Produce and Seafood categories for yearly 2021 thru YTD 2025 time periods, for the Total XAOC+ Convenience market. Copyright © 2025, Nielsen Consumer LLC. For Foodservice figures, Circana, LLC. Circana Foodservice Total Category Sizing. 3. LINE management estimate of Foodservice and Retail split in market consumption. 21 8 3 10.5% 4.0% 1.5% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 0 5 10 15 20 25 2021 - 2024 2025E 2026E Total Built % of Public US NEW PRW CAPACITY ADDED TO MARKET1, MILLIONS OF SQUARE FEET 98% 115% 85% 90% 95% 100% 105% 110% 115% 120% 2021 2022 2023 2024 2025 Retail Foodservice US RETAIL AND FOODSERVICE VOLUME2, RELATIVE GROWTH VS. 2021 EXCESS CAPACITY | 2021 – 2025E LINE TOTAL PHYSICAL OCCUPANCY | 2021 VS. 2025E MARKET %3 45% 55% Estimated Demand: (15% x .45) + (-2% x .55) = 5%A B A B A US New PRW Supply 14.5% B Estimated Demand 5% C Excess Capacity 9.5% 2021A 78% 2025E 75%

$972 $1,013 Q3 24 Q3 25 Revenue Global Warehousing Segment 7 1. Same WH NOI Growth for Q3 2024 is as reported for the Q3 2024 same warehouse pool. All other details represent the Q3 2025 same warehouse pool. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Q3 2025 Highlights • Total segment revenue +4.2%; Total segment NOI flat • Same WH NOI down (3.6)% o Same WH physical occupancy +50bps sequentially, in-line with muted seasonal pattern o Continued focus on operating efficiency yielded (0.9)% decrease in Same WH cost of operations Q4 2025 Outlook • Following typical seasonal patterns, sequential increase in occupancy and decrease in storage revenue per pallet • Q4 Same WH NOI outlook (6)% - (3)% o Tariff uncertainty causing decreased import/export activity and container volume resulting in lower services revenue o Occupancy outlook unchanged at 77% • Less US new business offset by strength outside the US $M 39.1% margin 39.5% margin 35.6% margin Total Segment $383 $384 Q3 24 Q3 25 NOI Same Warehouse Details Q3 2024 Q3 2025 Same WH NOI Growth +2.4%1 (3.6)% Storage Revenue per Economic Occupied Pallet $63.20 $63.76 Physical Occupancy 76.3% 75.2% Economic Occupancy 83.1% 82.3% Warehouses 418 418 +4%YoY growth flatYoY growth

Productivity Offsetting Inflation in Challenging Environment 8 Note: Based on the Q3 2025 same warehouse pool. CPI adjusted utilizes U.S. Bureau of Labor Statistics Overall CPI Index. 1. Labor per Throughput Pallet excludes facilities owned or leased by the customer for which we manage the warehouse operations on their behalf (“managed sites”). Labor per Throughput Pallet • Slight increase YOY muted impacts of inflation $300 $340 $380 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Labor Labor CPI adjusted $22 $26 $30 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q3 25 Labor Cost per Throughput Pallet Labor per TPP CPI adjusted Same WH Labor Expense Labor • Productivity improvements more than offsetting inflation Same WH Labor Expense per Throughput Pallet1

$363 $364 Q3 24 Q3 25 Revenue Global Integrated Solutions Segment 9See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. $M Total Segment $56 $65 Q3 24 Q3 25 NOI 15.4% margin 17.9% margin flatYoY growth +16%YoY growth Q3 2025 Highlights • Strong quarter in North American direct to consumer and transportation Q4 2025 Outlook • Expect +10% - 15% YoY growth in Q4 o Q3 benefitted from ~$4M of NOI that was previously expected in Q4 • Full-year 2025 NOI growth revised to +8% - 10%

Capital Structure Update

Balance Sheet and Liquidity

Total debt outstanding of $6.0B

- ~3.2 years remaining weighted average term[1]
- Weighted average interest rate of 2.9%

Total liquidity of ~$1.3B:

- $74M in available cash
- ~$1.2B capacity on revolving credit facility

Net Debt to Adjusted EBITDA

$M		
Total Debt	$	5,968
Debt-like Obligations	$	1,660
Gross Debt	**$**	**7,628**
Cash and Equivalents (excluding Restricted Cash)	$	(74)
Net Debt	**$**	**7,554**
LTM Adj. EBITDA	$	1,306
Net Debt/LTM Adj. EBITDA		**5.8x**

Recent Debt & Hedge Activity

Executed new forward-starting SOFR hedges in anticipation of the expiration of existing SOFR hedges

2026 Interest Expense Outlook

2025 Interest Expense Guidance	$267 - $273M
Net Impact of Replacing Expiring Hedges & Lower Forward Rates	~$45M[2]
Interest Expense on Additional Debt due to Previously Announced Capital Deployment	~$28 - $42M
2026 Forecasted Interest Expense	**~$340 - $360M**

Note: As of 9/30/2025. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

1. Stated maturity dates assume the exercise of extension options.
2. Assuming forward rates as of 10/31/2025.

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11Note: Guidance excludes the impact of unannounced future acquisitions or developments. Initiating Q4 and Updating Full-Year 2025 Guidance Full-year outlook lower due to lower import/export activity and related services revenue and less new US business in Q4 Price and occupancy remain in-line with prior expectations Q4 and Full-Year 2025 Guidance Q4 Guide FY 2025 Guide Same WH NOI Growth (6)% - (3)% (6)% - (5)% Prior: (5)% - (3)% Total WH NOI Growth (3)% - flat (4)% - (3)% Prior: (3)% - flat Total GIS NOI Growth +10% - 15% +8% - 10% Prior: +8 - 12% Adjusted EBITDA ($M) $319 - $334 $1,290 - $1,305 Prior: $1,290 - $1,340 AFFO per share $0.68 - $0.78 $3.20 - $3.30 Prior: $3.20 - $3.40

12 Positioned to Win Global Integrated Solutions Customer Experience Optimizing Supply Chain Costs Customer Success Largest Global Footprint Procurement Leverage Consolidating Facilities Network Effects Warehouse Productivity LinOS Technology Lean Automation Earning the right to grow with our valued customers

13 Summary • Industry remains mission-critical for our customers and underlying consumer demand is growing • Challenges of excess supply and macro headwinds are short-term • While the industry remains competitive, we are seeing green shoots of optimism o Supply: New supply outlook coming down from recent levels o Demand: Fresh and frozen food consumption growing o Global Trade: Stabilization expected as agreements are reached • Continue to improve the areas under our control • As the industry leader, Lineage is best positioned to capitalize on industry inflection

Supplemental Financial and Operating Data 14

Q3 2025 Financial Results 15See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share $277 $316 $333 $341 Q3 22 Q3 23 Q3 24 Q3 25 22.1% 23.8% 24.9% 24.8% Q3 22 Q3 23 Q3 24 Q3 25 $1,256 $1,329 $1,335 $1,377 Q3 22 Q3 23 Q3 24 Q3 25 +3%flatYoY growth +6% +2%+5%YoY growth +14% (10)bps+110bpsYoY growth +170bps (6)%YoY growth $0.90 $0.85 Q3 24 Q3 25 AFFO ($M) +6%YoY growth $208 $221 Q3 24 Q3 25

16 Note: Guidance excludes the impact of unannounced future acquisitions or developments. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. Same WH NOI Growth is as reported for that period’s same warehouse pool. Initiating Q4 and Updating Full-Year 2025 Guidance Q4 and Full-Year 2025 Guidance Q1 Actual Q2 Actual Q3 Actual Q4 Guide FY 2025 Guide Same WH NOI Growth (7.9)%1 (6.3)%1 (3.6)%1 (6)% - (3)% (6)% - (5)% Prior: (5)% - (3)% Total WH NOI Growth (6.5)% (4.4)% +0.3% (3)% - flat (4)% - (3)% Prior: (3)% - flat Total GIS NOI Growth (3.4)% +7.9% +16.1% +10% - 15% +8% - 10% Prior: +8 - 12% Adjusted EBITDA ($M) $304 $326 $341 $319 - $334 $1,290 - $1,305 Prior: $1,290 - $1,340 AFFO per share $0.86 $0.81 $0.85 $0.68 - $0.78 $3.20 - $3.30 Prior: $3.20 - $3.40

Additional Modeling Support

Full-Year 2025 Outlook ($M)	Range	Comments
General and administrative expense, cash	$466 - $470	Midpoint decreased by $(2)M
Stock-based compensation expense	~$140	No change
Interest expense, net	$267 - $273	No change to midpoint
Income tax expense, current	$30 - $35	Midpoint increased by $2.5M
Recurring maintenance capex	$175 - $185	Midpoint decreased by $(7.5)M
Adjusted diluted weighted average common shares outstanding	~257M	No change

Lineage

Note: Guidance excludes the impact of unannounced future acquisitions or developments. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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Global Warehouse Segment - Total

CONSOLIDATED FINANCIAL PERFORMANCE

	Three Months Ended September 30,			Nine Months Ended September 30,		
(in millions except revenue per pallet)	**2025**	**2024**	**Change**	**2025**	**2024**	**Change**
Warehouse storage	$518	$508	2.0 %	$1,523	$1,534	(0.7) %
Warehouse services	495	464	6.7 %	1,404	1,373	2.3 %
Total global warehousing segment revenues	**$1,013**	**$972**	**4.2 %**	**$2,927**	**$2,907**	**0.7 %**
Labor[1]	385	352	9.4 %	1,109	1,062	4.4 %
Power	62	58	6.9 %	162	155	4.5 %
Other warehouse costs[2]	182	179	1.7 %	545	538	1.3 %
Total global warehousing segment cost of operations	**$629**	**$589**	**6.8 %**	**$1,816**	**$1,755**	**3.5 %**
Global warehousing segment NOI	**$384**	**$383**	**0.3 %**	**$1,111**	**$1,152**	**(3.6) %**
Total global warehousing segment margin	37.9 %	39.4 %	(150) bps	38.0 %	39.6 %	(160) bps
Number of warehouse sites	481	468		481	468	
Warehouse storage[3]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	8,194	8,078	1.4 %	8,083	8,121	(0.5) %
Economic occupancy percentage	80.3 %	82.0 %	(170) bps	80.1 %	82.8 %	(270) bps
Storage revenue per economic occupied pallet	$63.25	$62.85	0.6 %	$188.29	$188.87	(0.3) %
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,521	7,431	1.2 %	7,479	7,504	(0.3) %
Average physical pallet positions (in thousands)	10,205	9,849	3.6 %	10,086	9,803	2.9 %
Physical occupancy percentage	73.7 %	75.4 %	(170) bps	74.2 %	76.5 %	(230) bps
Storage revenue per physical occupied pallet	$68.91	$68.32	0.9 %	$203.49	$204.39	(0.4) %
Warehouse services[3]						
Throughput pallets (in thousands)	14,137	13,188	7.2 %	40,251	39,239	2.6 %
Warehouse services revenue per throughput pallet	$32.21	$32.21	— %	$31.98	$32.08	(0.3) %

1. Labor cost of operations excludes stock-based compensation expense and related employer-paid payroll taxes of $2 million and $1 million for the three months ended September 30, 2025 and 2024 respectively, and $6 million and $1 million for the nine months ended September 30, 2025 and 2024 respectively.
2. Includes real estate rent expense of $23 million and $25 million for the three months ended September 30, 2025 and 2024, respectively; and non-real estate rent expense (equipment lease and rentals) of $4 million and $3 million for the three months ended September 30, 2025 and 2024, respectively. Includes real estate rent expense of $69 million and $75 million for the nine months ended September 30, 2025 and 2024, respectively; and non-real estate rent expense (equipment lease and rentals) of $14 million and $12 million for the nine months ended September 30, 2025 and 2024, respectively.
3. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

Lineage

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18

Global Warehouse Segment – Same Warehouse

SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended September 30,			Nine Months Ended September 30,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$470	$474	(0.8) %	$1,381	$1,426	(3.2) %
Warehouse services	422	436	(3.2) %	1,253	1,288	(2.7) %
Total same warehouse revenues	**$892**	**$910**	**(2.0) %**	**$2,634**	**$2,714**	**(2.9) %**
Labor	332	330	0.6 %	989	996	(0.7) %
Power	54	54	— %	143	143	— %
Other warehouse costs	155	162	(4.3) %	477	487	(2.1) %
Total same warehouse cost of operations	**$541**	**$546**	**(0.9) %**	**$1,609**	**$1,626**	**(1.0) %**
Same warehouse NOI	**$351**	**$364**	**(3.6) %**	**$1,025**	**$1,088**	**(5.8) %**
Total same warehouse margin	39.3 %	40.0 %	(70) bps	38.9 %	40.1 %	(120) bps
Number of warehouse sites	418	418		418	418	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	7,372	7,501	(1.7) %	7,342	7,537	(2.6) %
Economic occupancy percentage	82.3 %	83.1 %	(80) bps	81.8 %	83.3 %	(150) bps
Storage revenue per economic occupied pallet	$63.76	$63.20	0.9 %	$187.97	$189.20	(0.7) %
Average physical occupancy						
Average physical occupied pallets (in thousands)	6,738	6,893	(2.2) %	6,781	6,954	(2.5) %
Average physical pallet positions (in thousands)	8,961	9,029	(0.8) %	8,980	9,043	(0.7) %
Physical occupancy percentage	75.2 %	76.3 %	(110) bps	75.5 %	76.9 %	(140) bps
Storage revenue per physical occupied pallet	$69.76	$68.78	1.4 %	$203.54	$205.05	(0.7) %
Warehouse services[1]						
Throughput pallets (in thousands)	12,066	12,310	(2.0) %	35,910	36,649	(2.0) %
Warehouse services revenue per throughput pallet	$31.66	$32.13	(1.5) %	$31.73	$32.02	(0.9) %

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Warehouse Segment – Non-Same Warehouse

NON-SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended September 30,			Nine Months Ended September 30,		
(in millions except revenue per pallet)	2025	2024	Change	2025	2024	Change
Warehouse storage	$48	$34	41.2 %	$142	$108	31.5 %
Warehouse services	73	28	160.7 %	151	85	77.6 %
Total non-same warehouse revenues	**$121**	**$62**	**95.2 %**	**$293**	**$193**	**51.8 %**
Labor	53	22	140.9 %	120	66	81.8 %
Power	8	4	100.0 %	19	12	58.3 %
Other warehouse costs	27	17	58.8 %	68	51	33.3 %
Total non-same warehouse cost of operations	**$88**	**$43**	**104.7 %**	**$207**	**$129**	**60.5 %**
Non-same warehouse NOI	**$33**	**$19**	**73.7 %**	**$86**	**$64**	**34.4 %**
Total non-same warehouse margin	27.3 %	30.6 %	(330) bps	29.4 %	33.2 %	(380) bps
Number of warehouse sites	63	50		63	50	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	822	577	42.5 %	741	584	26.9 %
Economic occupancy percentage	66.1%	70.4%	(430) bps	67.0%	76.8%	(980) bps
Storage revenue per economic occupied pallet	$58.61	$58.31	0.5 %	$191.67	$184.64	3.8 %
Average physical occupancy						
Average physical occupied pallets (in thousands)	783	538	45.5 %	698	550	26.9 %
Average physical pallet positions (in thousands)	1,244	820	51.7 %	1,106	760	45.5 %
Physical occupancy percentage	62.9%	65.6%	(270) bps	63.1%	72.4%	(930) bps
Storage revenue per physical occupied pallet	$61.52	$62.51	(1.6) %	$203.74	$196.18	3.9 %
Warehouse services[1]						
Throughput pallets (in thousands)	2,071	878	135.9 %	4,341	2,590	67.6 %
Warehouse services revenue per throughput pallet	$35.39	$33.40	6.0 %	$34.02	$32.83	3.6 %

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Warehouse Segment – Same Warehouse (Q3 2025 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST SEVEN QUARTERS

	Three Months Ended							YoY % Change	
(in millions except revenue per pallet)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	Q3 2025 vs Q3 2024	YTD 2025 vs YTD 2024
Warehouse storage	$477	$475	$474	$474	$452	$459	$470	(0.8) %	(3.2) %
Warehouse services	425	427	436	433	414	417	422	(3.2) %	(2.7) %
Total same warehouse revenues	**$902**	**$902**	**$910**	**$907**	**$866**	**$876**	**$892**	**(2.0) %**	**(2.9) %**
Labor	$332	$334	$330	$329	$328	$329	$332	0.6 %	(0.7) %
Power	43	46	54	48	44	45	54	— %	— %
Other warehouse costs	165	160	162	172	160	162	155	(4.3) %	(2.1) %
Total same warehouse cost of operations	**$540**	**$540**	**$546**	**$549**	**$532**	**$536**	**$541**	**(0.9) %**	**(1.0) %**
Same warehouse NOI	**$362**	**$362**	**$364**	**$358**	**$334**	**$340**	**$351**	**(3.6) %**	**(5.8) %**
Total same warehouse margin	*40.1 %*	*40.1 %*	*40.0 %*	*39.5 %*	*38.6 %*	*38.8 %*	*39.3 %*	*(70)bps*	*(120)bps*
Number of warehouse sites	418	418	418	418	418	418	418		
Warehouse storage[1]									
Average economic occupancy									
Average economic occupied pallets (in thousands)	7,573	7,537	7,501	7,712	7,400	7,253	7,372		
Economic occupancy percentage	83.7 %	83.2 %	83.1 %	85.6 %	82.3 %	80.7 %	82.3 %		
Storage revenue per economic occupied pallet	$63.05	$62.95	$63.20	$61.44	$61.03	$63.18	$63.76		
Average physical occupancy									
Average physical occupied pallets (in thousands)	7,017	6,953	6,893	7,187	6,896	6,710	6,738		
Average physical pallet positions (in thousands)	9,045	9,054	9,029	9,007	8,994	8,986	8,961		
Physical occupancy percentage	77.6 %	76.8 %	76.3 %	79.8 %	76.7 %	74.7 %	75.2 %		
Storage revenue per physical occupied pallet	$68.04	$68.24	$68.78	$66.01	$65.49	$68.28	$69.76		
Warehouse services[1]									
Throughput pallets (in thousands)	12,013	12,326	12,310	12,265	11,894	11,950	12,066		
Warehouse services revenue per throughput pallet	$32.39	$31.56	$32.13	$32.19	$31.84	$31.69	$31.66		

Note: Same Warehouse figures based on the Q3 2025 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude facilities owned or leased by the customer for which we manage the warehouse operations on their behalf ("managed sites").

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Global Integrated Solutions Segment 22 1. Cost of operations excludes stock-based compensation expense and related employer-paid payroll taxes of $2 million and less than $1 million for the three months ended September 30, 2025 and 2024 respectively, and $4 million and less than $1 million for the nine months ended September 30, 2025 and 2024 respectively. 2. Transportation includes railcar leasing. Three Months Ended September 30, Nine Months Ended September 30, (in millions) 2025 2024 Change 2025 2024 Change Global Integrated Solutions segment revenues $364 $363 0.3% $1,092 $1,094 (0.2) % Global Integrated Solutions cost of operations1 $299 $307 (2.6) % $902 $916 (1.5) % Global Integrated Solutions segment NOI $65 $56 16.1% $190 $178 6.7 % Global Integrated Solutions margin 17.9% 15.4% 250 bps 17.4% 16.3% 110 bps CONSOLIDATED FINANCIAL PERFORMANCE Global Integrated Solutions Breakdown YTD Revenue2

Greenfield and Expansion Projects

Greenfield and Expansion Projects Completed Within The Last 36 Months and in Process

Project Vintage (Months)	Project Count	Square Feet (in millions)	Cubic Feet (in millions)	Pallet Positions (in thousands)	Total Cost (in millions)[1]	Remaining Spend (in millions)[2]	LTM NOI (in millions)	Estimated Stabilized NOI (in millions)	Stabilized NOI Achieved[3]	Estimated Stabilized ROIC[4]
25-36	9	1.3	57	202	$390	$0	$30	$43	69%	11%
13-24	4	0.9	53	155	281	1	(0)	32	0%	11%
1-12	3	0.1	4	15	55	0	1	5	16%	10%
1-36	**16**	**2.3**	**114**	**372**	**$726**	**$1**	**$30**	**$81**	**38%**	**11%**
In Process	**9**	**1.9**	**137**	**474**	**$1,136**	**$790**	**($2)**	**$115**	**0%**	**10%**
Total	**25**	**4.3**	**251**	**846**	**$1,862**	**$791**	**$28**	**$195**	**15%**	**10%**

Incremental NOI from Greenfield and Expansion Projects

Estimated Stabilized NOI		LTM NOI Achieved		Incremental NOI
$195M	-	$28M	=	$167M

Completed Projects by Q3 2025 Same Store Pool

	Project Count	LTM NOI (in millions)
Same Warehouse Pool	5	$13
Non-Same Warehouse Pool	11	$17
Total	**16**	**$30**

Notes: Values expressed in millions unless otherwise stated. Totals may not sum due to rounding. As of September 30, 2025.

1. Total Cost is actual capex spend in addition to any forecasted capex spend subsequent to Go Live for projects that have gone live. Does not include third-party costs.
2. Remaining Spend is total project cost less actual spend to date.
3. Percentage of last twelve months revenue less operating expenses divided by stabilized revenue less operating expenses.
4. Defined as stabilized revenue less operating expenses divided by total cost.

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Debt Summary

DEBT DETAIL

(in millions)		As of September 30, 2025 Balance	Contracted Interest Rate	Stated Maturity Date[1]
Unsecured Revolving Credit Facility[2]	$	2,199	SOFR + 0.10% + 0.925%	2/15/2029
Unsecured Term Loan		1,000	SOFR + 0.10% + 0.925%	2/15/2029
Total Unsecured Loans	$	**3,199**		
Private Placement (USD Tranches) - Series A and B		675	2.39%	Various
Private Placement (EUR Tranches) - Series C, D, G, H and I		725	2.06%	Various
Private Placement (GBP Tranches) - Series E and F		370	2.05%	Various
5.25% Notes		500	5.25%	7/15/2030
Fuentes		2	Various	1/31/2028
Total Unsecured Notes	$	**2,272**		
PFS Westfield Real Estate		19	4.78%	12/11/2025
Total CMBS	$	**19**		
Every Bear		228	4.51%	10/10/2028
Richland (Incl. Expansion)		161	4.10%	1/1/2026
Cool Port		81	SOFR + 1.77%	3/5/2029
Other		8	Various	Various
Total Other Real Estate Secured Debt	$	**478**		
Total Debt	$	**5,968**		
Current Portion Long-Term Debt		(22)		
Deferred Financing Costs and Discount on Debt Issues		(20)		
Above/Below-Market Debt, Net		(1)		
Total Long-Term Debt, Net	$	**5,925**		
Current Portion Long-Term Debt		22		
Total Debt, Net	$	5,947		
Finance Lease Obligations		1,299		
Sale-Leaseback Financing Obligations		72		
Kloosterboer Preference Shares		289		
Total Debt and Debt-Like Obligations	$	7,607		
Deferred Financing Costs/Discount on Debt Issued		20		
Above/Below Market Debt, Net		1		
Gross Debt	$	7,628		
Less: Remaining Available Cash and Cash Equivalent		74		
Net Debt	$	7,554		

1. Stated maturity dates assume the exercise of extension options.
2. RCF interest rate is inclusive of the 0.15% facility fee which is applied to the full $3.5 billion capacity.

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DEBT COMPOSITION (in millions) Debt Summary 25 USD $4,209 70% EUR $1,177 20% Other $582 10% Secured $497 8% Unsecured $5,471 92% Fixed $2,688 45% Floating - Unhedged $780 13% Floating - Hedged $2,500 42% Fixed vs Floating Secured vs Unsecured By Currency $M $M $M

INTEREST EXPENSE SUMMARY Debt Summary 26 1. RCF interest rate is inclusive of the 0.15% facility fee which is applied to the full $3.5 billion capacity. 2. Stated maturity dates do NOT assume the exercise of extension options. Interest Expense (in millions) Current Rate1 Maturity2 Q3 2025 Q3 2025 YTD Revolver S + 10bps + 0.925% 2/15/2028 $ 26 $ 79 Term Loan A S + 10bps + 0.925% 2/15/2029 14 41 Private Placement Notes Various Various 10 29 Oakland Cool Port Financing S + 1.76% 5/5/2029 1 4 5.25% Notes 5.25% 7/15/2030 7 8 Other Debt & Debt-Like Obligations Various Various 9 27 Total Gross Interest Expense $ 67 $ 188 Gain on hedge instruments (19) (57) Capitalized interest (5) (12) Interest income (2) (6) Amortization of deferred financing costs, discount on debt, and other financing fees 5 14 Financial lease liabilities interest 22 68 Interest Expense, net $ 68 $ 195

Debt Covenant Performance 271. Debt Service Test is defined as the ratio of Adj. EBITDA to Interest Expense for the trailing twelve months. As of Required September 30, 2025 5.25% Notes Covenants Limitation on Total Outstanding Debt ≤ 60% 29% Limitation on Secured Debt ≤ 40% 7% Maintenance of Total Unencumbered Assets ≥ 150% 344% Debt Service Test(1) ≥ 1.5x 5.3x

Capital Expenditures and Acquisitions

RECURRING MAINTENANCE CAPITAL EXPENDITURES

(in millions)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	YoY Change
Global warehousing	$38	$57	$29	$35	$35	(7.9) %
Global integrated solutions	$1	$11	$1	$4	$6	n.m.
Information technology and other	$6	$4	$2	$3	$2	(66.7) %
Recurring maintenance capital expenditures	**$45**	**$72**	**$32**	**$42**	**$43**	**(4.4) %**

INTEGRATION CAPITAL EXPENDITURES

(in millions)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	YoY Change
Global warehousing	$14	$33	$8	$15	$19	35.7 %
Global integrated solutions	$–	$2	$–	$–	$1	n.m.
Information technology and other	$5	$8	$4	$3	$4	(20.0) %
Integration capital expenditures	**$19**	**$43**	**$12**	**$18**	**$24**	**26.3 %**

EXTERNAL GROWTH CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS

(in millions)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	YoY Change
Greenfield and expansion expenditures	$66	$73	$37	$53	$92	39.4 %
Energy and economic return initiatives	$24	$18	$16	$25	$16	(33.3) %
Information technology transformation and growth initiatives	$23	$5	$14	$18	$17	(26.1) %
External growth capital investments	**$113**	**$96**	**$67**	**$96**	**$125**	**10.6 %**

TOTAL CAPITAL EXPENDITURES AND ACQUISITIONS

(in millions)	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	YoY Change
Recurring maintenance capital expenditures	$45	$72	$32	$42	$43	(4.4) %
Integration capital expenditures	$19	$43	$12	$18	$24	26.3 %
External growth capital investments	$113	$96	$67	$96	$125	10.6 %
Total capital expenditures	**$177**	**$211**	**$111**	**$156**	**$192**	**8.5 %**
Acquisitions, including equity issued and net of cash acquired and adjustments	$40	$233	$—	$439	$2	n.m.
Total capital expenditures and acquisitions	**$217**	**$444**	**$111**	**$595**	**$194**	**(10.6) %**

1) n.m. (not meaningful) is used in place of percentage changes where the change is excessive, involves a comparison between income and loss amounts, or involves a comparison to zero.

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Repair and Maintenance Expenses 29 (in millions) Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 YoY Change Global warehousing $40 $35 $34 $38 $38 (5.0) % Global integrated solutions $13 $14 $13 $15 $14 7.7 % Repair and maintenance expenses $53 $49 $47 $53 $52 (1.9) %

HISTORICAL OCCUPANCY AND MINIMUM STORAGE GUARANTEES Global Warehouse Segment 301. Minimum storage guarantees are calculated as guaranteed storage and rent revenue in the most recent month annualized as a percent of total storage and rent revenue for the trailing twelve months. 80.4% 76.8% 77.8% 77.3% 76.7% 77.2% 79.1% 83.4% 81.9% 79.8% 77.7% 80.8% 77.6% 76.6% 75.4% 78.1% 75.4% 73.3% 73.7% 84.5% 81.1% 82.6% 81.3% 80.2% 81.0% 83.7% 87.7% 87.3% 85.1% 84.3% 87.2% 83.6% 82.9% 82.0% 83.9% 81.0% 79.1% 80.3% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Physical Occupancy Economic Occupancy Average Economic and Physical Occupancy in Our Global Warehousing Segment 41.8% 43.5% 43.9% 44.0% 42.0% 44.9% 46.7% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% Contracts with Minimum Storage Guaranteed & Lease Revenue1 (as % of Rent and Storage Revenue)

HISTORICAL SAME WAREHOUSE NOI GROWTH – AS REPORTED Global Warehouse Segment 311. As reported. Same Warehouse NOI – Recent Trend1 Q1 Q2 Q3 Q4 FY 2023 22.5% 19.0% 11.0% 9.0% 15.3% 2024 (2.9)% (2.3)% 2.4% 1.2% (0.6)% 2025 (7.9)% (6.3)% (3.6)%

Consolidated Balance Sheets 32 September 30, December 31, (in millions, except par values) 2025 2024 (Unaudited) Assets Current assets: Cash, cash equivalents, and restricted cash $ 75 $ 175 Accounts receivable, net 857 826 Inventories 167 187 Prepaid expenses and other current assets 183 97 Total current assets 1,282 1,285 Non-current assets: Property, plant, and equipment, net 11,254 10,627 Finance lease right-of-use assets, net 1,113 1,254 Operating lease right-of-use assets, net 615 627 Equity method investments 131 124 Goodwill 3,473 3,338 Other intangible assets, net 1,116 1,127 Other assets 213 279 Total assets $ 19,197 $ 18,661 Liabilities, Redeemable Noncontrolling Interests, and Equity Current liabilities: Accounts payable and accrued liabilities $ 1,050 $ 1,220 Accrued dividends and distributions 135 134 Deferred revenue 84 83 Current portion of long-term debt, net 22 56 Total current liabilities 1,291 1,493 Non-current liabilities: Long-term finance lease obligations 1,223 1,249 Long-term operating lease obligations 598 605 Deferred income tax liability 310 304 Long-term debt, net 5,925 4,906 Other long-term liabilities 465 410 Total liabilities 9,812 8,967 Commitments and contingencies Redeemable noncontrolling interests 7 43 Stockholders’ equity: Common stock, $0.01 par value per share – 500 authorized shares; 228 issued and outstanding at September 30, 2025 and December 31, 2024 2 2 Additional paid-in capital - common stock 10,821 10,764 Retained earnings (accumulated deficit) (2,325) (1,855) Accumulated other comprehensive income (loss) (115) (273) Total stockholders’ equity 8,383 8,638 Noncontrolling interests 995 1,013 Total equity 9,378 9,651 Total liabilities, redeemable noncontrolling interests, and equity $ 19,197 $ 18,661

Consolidated Statements of Operations 33 Three Months Ended September 30, Nine Months Ended September 30, (in millions, except per share amounts) 2025 2024 2025 2024 (Unaudited) Net revenues $ 1,377 $ 1,335 $ 4,019 $ 4,001 Cost of operations 932 897 2,728 2,672 General and administrative expense 145 143 442 394 Depreciation expense 174 156 502 478 Amortization expense 56 54 164 162 Acquisition, transaction, and other expense 12 592 64 612 Restructuring, impairment, and (gain) loss on disposals 23 8 5 23 Total operating expense 1,342 1,850 3,905 4,341 Income from operations 35 (515) 114 (340) Other income (expense): Equity income (loss), net of tax (2) — (3) (3) Gain (loss) on foreign currency transactions, net (6) 14 36 5 Interest expense, net (68) (82) (195) (369) Gain (loss) on extinguishment of debt (3) (6) (3) (13) Other nonoperating income (expense), net (57) 1 (56) 1 Total other income (expense), net (136) (73) (221) (379) Net income (loss) before income taxes (101) (588) (107) (719) Income tax expense (benefit) 11 (45) 12 (48) Net income (loss) (112) (543) (119) (671) Less: Net income (loss) attributable to noncontrolling interests (12) (58) (13) (78) Net income (loss) attributable to Lineage, Inc. $ (100) $ (485) $ (106) $ (593) Other comprehensive income (loss), net of tax: Unrealized gain (loss) on foreign currency hedges and interest rate hedges (15) (46) (46) (56) Foreign currency translation adjustments (25) 115 223 29 Comprehensive income (loss) (152) (474) 58 (698) Less: Comprehensive income (loss) attributable to noncontrolling interests (16) (50) 6 (81) Comprehensive income (loss) attributable to Lineage, Inc. $ (136) $ (424) $ 52 $ (617) Basic earnings (loss) per share $ (0.44) $ (2.44) $ (0.46) $ (3.54) Diluted earnings (loss) per share $ (0.44) $ (2.44) $ (0.46) $ (3.54) Weighted average common shares outstanding: Basic 228 210 228 178 Diluted 228 210 228 178

Consolidated Statements of Cash Flows 34 Nine Months Ended September 30, (in millions) 2025 2024 (Unaudited) Cash flows from operating activities: Net income (loss) $ (119) $ (671) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Provision for credit losses 5 3 Impairment of long-lived assets, goodwill, and other intangible assets 31 33 Gain on insurance recovery (51) (29) Depreciation and amortization 666 640 (Gain) loss on extinguishment of debt, net 3 13 Amortization of deferred financing costs, discount, and above/below market debt 8 16 Stock-based compensation 107 171 (Gain) loss on foreign currency transactions, net (36) (5) Deferred income tax (13) (71) Put Options fair value adjustment 30 — (Gain) loss on divestitures, net 58 — Vesting of Class D interests — 185 One-time Internalization expense to Bay Grove — 200 Other operating activities 6 15 Changes in operating assets and liabilities (excluding effects of acquisitions): Accounts receivable (36) 17 Prepaid expenses, other assets, and other long-term liabilities (28) (26) Inventories 20 (4) Accounts payable and accrued liabilities and deferred revenue (24) (51) Right-of-use assets and lease obligations — 10 Net cash provided by operating activities $ 627 $ 446 Cash flows from investing activities: Acquisitions, net of cash acquired (441) (113) Purchase of property, plant, and equipment (509) (486) Proceeds from sale of assets 10 6 Proceeds from insurance recovery on impaired long-lived assets 49 50 Investments in Emergent Cold LatAm Holdings, LLC (9) (13) Proceeds from repayment of notes by related parties — 15 Other investing activity 1 5 Net cash used in investing activities $ (899) $ (536)

Consolidated Statements of Cash Flows (continued) 35 Nine Months Ended September 30, (in millions) 2025 2024 (Unaudited) Cash flows from financing activities: Dividends and other distributions $ (402) $ (138) Redemption of redeemable noncontrolling interests (28) (6) Repurchase of common shares for employee income taxes on stock-based compensation (12) (46) Redemption of common stock pursuant to Put Option exercise (28) — Financing fees (5) (45) Proceeds from long-term debt, net of discount 495 2,481 Repayments of long-term debt and finance leases (190) (7,087) Payment of deferred and contingent consideration liabilities (6) (46) Borrowings on revolving line of credit 2,258 3,804 Repayments on revolving line of credit (1,854) (3,264) Settlement of Put Option liability (50) — Issuance of common stock in IPO, net of equity raise costs — 4,879 Redemption of units issued as stock compensation — (2) Redemption of common stock — (25) Redemption of OPEUs — (75) Other financing activity (6) (2) Net cash provided by financing activities $ 172 $ 428 Impact of foreign exchange rates on cash, cash equivalents, and restricted cash — 3 Net increase (decrease) in cash, cash equivalents, and restricted cash (100) 341 Cash, cash equivalents, and restricted cash at the beginning of the period $ 175 $ 71 Cash, cash equivalents, and restricted cash at the end of the period $ 75 $ 412 Supplemental disclosures of cash flow information: Cash paid for taxes, net of refunds $ 19 $ 30 Cash paid for interest, net of capitalized interest 237 454 Noncash activities: Purchases of property, plant, and equipment in Accounts payable and accrued liabilities 75 110 Accrued dividends, distributions, and dividend equivalents $ 137 $ 97 Assets acquired through exercise of a purchase option in a finance lease $ 96 $ — Net deferred and contingent consideration on acquisitions $ 1 $ 12 Issuance of Put Option liability $ — 103 Debt assumed on acquisitions — 14 Equity raise costs — 6 Noncash common stock issuances — 1

36 Appendix: Non-GAAP Reconciliations

Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME (LOSS)

(in millions)	Three Months Ended September 30, 2022	2023	2024	2025	Nine Months Ended September 30, 2022	2023	2024	2025
Net Income (Loss)	**$(42)**	**$(50)**	**$(543)**	**$(112)**	**$(58)**	**$(39)**	**$(671)**	**$(119)**
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	—	—	1	4	—	—	1	10
General and administrative expense	103	122	143	145	287	361	394	442
Depreciation expense	129	137	156	174	364	402	478	502
Amortization expense	48	51	54	56	146	155	162	164
Acquisition, transaction, and other expenses	20	19	592	12	52	45	612	64
Restructuring, impairment, and (gain) loss on disposals	6	4	8	23	6	11	23	5
Equity (income) loss, net of Tax	—	2	—	2	—	2	3	3
(Gain) loss on foreign currency transactions, net	16	5	(14)	6	42	9	(5)	(36)
Interest expense, net	93	126	82	68	236	357	369	195
(Gain) loss on extinguishment of Debt	(2)	—	6	3	(2)	—	13	3
Other nonoperating (income) expense, net	(2)	19	(1)	57	(2)	19	(1)	56
Income tax expense (benefit)	3	(5)	(45)	11	5	(8)	(48)	12
NOI	**$372**	**$430**	**$439**	**$449**	**$1,076**	**$1,314**	**$1,330**	**$1,301**
Net revenues	$1,256	$1,329	$1,335	$1,377	$3,600	$4,008	$4,001	$4,019
NOI Margin[1]	*29.6 %*	*32.4 %*	*32.9 %*	*32.6 %*	*29.9 %*	*32.8 %*	*33.2 %*	*32.4 %*
NOI Growth[2]		*15.6 %*	*2.1 %*	*2.3 %*		*22.1 %*	*1.2 %*	*(2.2)%*

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.
1. NOI Margin is calculated as NOI divided by Net revenues.
2. Reflects year-over-year growth for each respective period.

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Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME (LOSS) - LAST SEVEN QUARTERS (Q3 2025 POOL)

(in millions)	Three Months Ended						
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	Sept 30, 2025
Net Income (Loss)	**$(48)**	**$(80)**	**$(543)**	**$(80)**	**$—**	**$(7)**	**$(112)**
Stock-based compensation expense and related employer-paid payroll taxes in cost of operations	—	—	1	2	1	5	4
General and administrative expense	124	127	143	145	154	143	145
Depreciation expense	158	164	156	181	158	170	174
Amortization expense	53	55	54	55	54	54	56
Acquisition, transaction, and other expense	8	12	592	39	15	37	12
Restructuring, impairment, and (gain) loss on disposals	—	15	8	34	(21)	3	23
Equity (income) loss, net of Tax	2	1	—	3	4	(3)	2
(Gain) loss on foreign currency transactions, net	11	(2)	(14)	30	(16)	(26)	6
Interest expense, net	139	148	82	61	60	67	68
(Gain) loss on extinguishment of debt	7	—	6	4	—	—	3
Other nonoperating (income) expense, net	—	—	(1)	2	—	(1)	57
Income tax expense (benefit)	(10)	7	(45)	(41)	8	(7)	11
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**	**$435**	**$449**
NOI by Segment							
Global warehousing NOI	$385	$384	$383	$382	$360	$367	$384
Global integrated solutions NOI	59	63	56	53	57	68	65
Total segment NOI	**$444**	**$447**	**$439**	**$435**	**$417**	**$435**	**$449**
Global warehousing NOI							
Same warehouse NOI (Q3 2025 pool)	$362	$362	$364	$358	$334	$340	$351
Non-same warehouse NOI	23	22	19	24	26	27	33
Total global warehousing NOI	**$385**	**$384**	**$383**	**$382**	**$360**	**$367**	**$384**
Same store warehouses (Q3 2025 pool)	**418**	**418**	**418**	**418**	**418**	**418**	**418**

Notes: Same Warehouse figures based on the Q3 2025 Same Store asset pool. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) YTD Non-GAAP Reconciliations 39Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Nine Months Ended September 30, (in millions) 2022 2023 2024 2025 Net Income (loss) $(58) $(39) $(671) $(119) Adjustments: Depreciation and amortization expense $510 $557 $640 $666 Interest expense, net 236 357 369 195 Income tax expense (benefit) 5 (8) (48) 12 EBITDA $693 $867 $290 $754 Adjustments: Net loss (gain) on sale of real estate assets $— $7 $5 $3 Impairment of real estate assets — 2 9 — Allocation of EBITDAre of noncontrolling interests (5) (2) (2) — EBITDAre $688 $874 $302 $757 Adjustments: Net (gain) loss on sale of non-real estate assets $(1) $(3) $(2) $(3) Other nonoperating (income) expense, net (2) 19 (1) 56 Acquisition, restructuring, and other 59 50 496 79 Technology transformation — — 15 17 (Gain) loss on property destruction — — (4) (47) (Gain) loss on foreign currency transactions, net 42 9 (5) (36) Stock-based compensation expense and related employer-paid payroll taxes 13 19 171 108 (Gain) loss on extinguishment of debt (2) — 13 3 Non-real estate impairment — — — 2 Impairment of goodwill and other intangible assets — — — 29 Allocation related to unconsolidated JVs 6 6 9 7 Allocation adjustments of noncontrolling interests — (1) — (1) Adjusted EBITDA $803 $973 $994 $971 Net revenues $3,600 $4,008 $4,001 $4,019 Adjusted EBITDA as a % of Revenue 22.3% 24.3% 24.8% 24.2 % Adjusted EBITDA Growth 21.2% 2.2% (2.3)%

ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) QTD Non-GAAP Reconciliations 40Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended September 30, (in millions) 2022 2023 2024 2025 Net Income (loss) $(42) $(50) $(543) $(112) Adjustments: Depreciation and amortization expense 177 188 210 $230 Interest expense, net 93 126 82 68 Income tax expense (benefit) 3 (5) (45) 11 EBITDA $231 $259 $(296) $197 Adjustments: Net loss (gain) on sale of real estate assets — 5 2 — Impairment of real estate assets — 1 4 — Allocation of EBITDAre of noncontrolling interests (2) — (1) 1 EBITDAre $229 $265 $(291) $198 Adjustments: Net (gain) loss on sale of non-real estate assets (1) (1) — (1) Other nonoperating (income) expense, net (1) 19 (1) 57 Acquisition, restructuring, and other 26 20 470 14 Technology transformation — — 5 5 (Gain) loss on property destruction — — (5) (10) (Gain) loss on foreign currency transactions, net 16 5 (14) 6 Stock-based compensation expense and related employer-paid payroll taxes 7 8 160 38 (Gain) loss on extinguishment of debt (2) — 6 3 Non-real estate impairment — — — 1 Impairment of goodwill and other intangible assets — — — 29 Allocation related to unconsolidated JVs 3 1 4 2 Allocation adjustments of noncontrolling interests — (1) (1) (1) Adjusted EBITDA $277 $316 $333 $341 Net revenues $1,256 $1,329 $1,335 $1,377 Adjusted EBITDA as a % of Revenue 22.1% 23.8% 24.9% 24.8 % Adjusted EBITDA Growth 14.1% 5.4% 2.4%

ADJUSTED EBITDA RECONCILIATION TO NET INCOME (LOSS) - LAST TWELVE MONTHS (LTM) Non-GAAP Reconciliations 41Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended Twelve Months Ended (in millions) December 31, 2024 March 31, 2025 June 30, 2025 September 30, 2025 September 30, 2025 Net Income (loss) $(80) $— $(7) $(112) $(199) Adjustments: Depreciation and amortization expense 236 212 224 230 902 Interest expense, net 61 60 67 68 256 Income tax expense (benefit) (41) 8 (7) 11 (29) EBITDA $176 $280 $277 $197 $930 Adjustments: Net loss (gain) on sale of real estate assets 5 — 3 — 8 Impairment of real estate assets 2 — — — 2 Allocation of EBITDAre of noncontrolling interests 1 — (1) 1 1 EBITDAre $184 $280 $279 $198 $941 Adjustments: Net (gain) loss on sale of non-real estate assets 1 (2) — (1) (2) Other nonoperating (income) expense, net 2 — (1) 57 58 Acquisition, restructuring, and other 46 17 48 14 125 Technology transformation 7 5 7 5 24 (Gain) loss on property destruction (47) (24) (13) (10) (94) (Gain) loss on foreign currency transactions, net 30 (16) (26) 6 (6) Stock-based compensation expense and related employer-paid payroll taxes 44 40 30 38 152 (Gain) loss on extinguishment of debt 4 — — 3 7 Non-real estate impairment — 1 — 1 2 Impairment of goodwill and other intangible assets 63 — — 29 92 Allocation related to unconsolidated JVs 2 3 2 2 9 Allocation adjustments of noncontrolling interests (1) — — (1) (2) Adjusted EBITDA $335 $304 $326 $341 $1,306

Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME (LOSS) QTD

	Three Months Ended September 30, 2022	2023	2024	2025	Three Months Ended June 30, 2025
Net Income (loss)	**$(42)**	**$(50)**	**$(543)**	**$(112)**	**$(7)**
Adjustments:					
Real estate depreciation	$81	$82	$89	$97	$94
In-place lease intangible amortization	2	2	1	2	1
Net loss (gain) on sale of real estate assets	—	4	2	—	3
Impairment of real estate assets	—	—	4	—	—
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	1	1	1	1	—
Allocation of noncontrolling interests	(3)	—	—	1	—
FFO	**$39**	**$39**	**$(446)**	**$(11)**	**$91**
Adjustments:					
Net (gain) loss on sale of non-real estate assets	$—	$(1)	$—	$(1)	$—
Finance lease ROU asset amortization - real estate	19	18	17	17	18
Non-real estate impairment	—	—	—	1	—
Impairment of goodwill and other intangible assets	—	—	—	29	—
Other nonoperating (income) expense, net	(2)	19	(1)	57	(1)
Acquisition, restructuring, and other	26	19	473	18	52
Technology transformation	—	—	5	5	7
(Gain) loss from property destruction	—	—	(5)	(10)	(13)
(Gain) loss on foreign currency transactions, net	16	5	(14)	6	(26)
(Gain) loss on extinguishment of debt	(2)	—	6	3	—
Core FFO	**$96**	**$99**	**$35**	**$114**	**$128**
Adjustments:					
Non-real estate depreciation and amortization	$73	$81	$93	$105	$103
Finance lease ROU asset amortization - non-real estate	3	5	8	9	8
Amortization of deferred financing costs, discount, and above/below market debt	4	4	6	3	3
Deferred income taxes expense (benefit)	(24)	(16)	(47)	(4)	(20)
Straight line net operating rent	—	2	(1)	—	(1)
Amortization of above / below market leases	1	—	—	—	—
Stock-based compensation expense and related employer-paid payroll taxes	7	9	160	38	30
Recurring maintenance capital expenditures	(33)	(48)	(45)	(43)	(42)
Allocation related to unconsolidated JVs	—	1	1	—	1
Allocation of noncontrolling interests	2	—	(2)	(1)	1
Adjusted FFO	**$129**	**$137**	**$208**	**$221**	**$211**
Reconciliation of weighted average common shares outstanding:					
Weighted average common shares outstanding	155	162	210	228	229
Partnership common units and OP units held by Non-Company LPs	20	20	21	22	22
Equity compensation and other units	—	—	1	8	7
Adjusted diluted weighted average common shares outstanding	**175**	**182**	**232**	**258**	**258**
Adjusted FFO per diluted common share	**$0.74**	**$0.75**	**$0.90**	**$0.85**	**$0.81**

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Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME (LOSS) YTD

(in millions)	Nine Months Ended September 30, 2022	2023	2024	2025
Net Income (loss)	$(58)	$(39)	$(671)	$(119)
Adjustments:				
Real estate depreciation	222	238	265	276
In-place lease intangible amortization	7	6	6	4
Net loss (gain) on sale of real estate assets	—	7	5	3
Impairment of real estate assets	—	2	9	—
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	2	3	2	2
Allocation of noncontrolling interests	(4)	—	(1)	1
FFO	$169	$217	$(385)	$167
Adjustments:				
Net (gain) loss on sale of non-real estate assets	(1)	(3)	(2)	(3)
Finance lease ROU asset amortization - real estate	56	53	53	53
Non-real estate impairment	—	—	—	2
Impairment of goodwill and other intangible assets	—	—	—	29
Other nonoperating (income) expense, net	(2)	19	(1)	56
Acquisition, restructuring, and other	59	50	500	90
Technology transformation	—	—	15	17
(Gain) loss from property destruction	—	—	(4)	(47)
(Gain) loss on foreign currency transactions, net	42	9	(5)	(36)
(Gain) loss on extinguishment of debt	(2)	—	13	3
Core FFO	$321	$345	$184	$331
Adjustments:				
Non-real estate depreciation and amortization	216	243	294	308
Finance lease ROU asset amortization - non-real estate	10	16	21	25
Amortization of deferred financing costs, discount, and above/below market debt	12	15	17	8
Deferred income taxes expense (benefit)	(32)	(48)	(71)	(13)
Straight line net operating rent	—	4	(3)	—
Amortization of above / below market leases	1	—	(1)	—
Stock-based compensation expense and related employer-paid payroll taxes	13	19	171	108
Recurring maintenance capital expenditures	(91)	(119)	(123)	(117)
Allocation related to unconsolidated JVs	1	2	4	2
Allocation of noncontrolling interests	1	(1)	(1)	(1)
Adjusted FFO	$452	$476	$492	$651
Reconciliation of weighted average common shares outstanding:				
Weighted average common shares outstanding	155	162	178	228
Partnership common units and OP units held by Non-Company LPs	20	20	20	22
Equity compensation and other units	—	—	2	8
Adjusted diluted weighted average common shares outstanding	175	182	200	258
Adjusted FFO per diluted common share	$2.58	$2.61	$2.46	$2.52

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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NET DEBT RECONCILIATION Non-GAAP Reconciliations 44 Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. LTM Adjusted EBITDA represents Adjusted EBITDA for the twelve months ended. As of September 30, (in millions) 2025 Total debt, net $5,947 Finance lease obligations 1,299 Total sale-leaseback financing obligations 72 Kloosterboer preference shares 289 Total debt and debt-like obligations $7,607 Deferred financing costs and discount on debt issued 20 Above/below market debt, net 1 Gross debt $7,628 Less: Cash and cash equivalents (excluding restricted cash) 74 Net debt $7,554 LTM Adjusted EBITDA1 $1,306 Net debt to LTM Adjusted EBITDA 5.8x

We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Adjusted EBITDA margin, and net debt. We also use same warehouse and non-same warehouse metrics. We calculate total segment NOI (or “NOI”) as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense). We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly-captioned metrics in a manner different than we do. We calculate EBITDA for Real Estate, or “EBITDAre”, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT”, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre for partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies. We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, loss or gain on debt extinguishment and modification, non-real estate impairments, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. We use EBITDA, EBITDAre, and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above-described measure of our operations across periods. (continued on following slide) Non-GAAP Financial Measures 45

(continued) We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense and related employer-paid payroll taxes from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors, and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO Adjusted FFO and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Presentation. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We calculate net debt as our gross debt (defined as total debt, net plus finance lease obligations, failed sale-leaseback financing obligations, deferred financing costs, above/below market debt, net and the Kloosterboer preference shares), less cash and cash equivalents (excluding restricted cash). Adjusted net debt to LTM Adjusted EBITDA is calculated using adjusted net debt as of period end divided by Adjusted EBITDA for the twelve months then ended. We use this ratio to evaluate our capital structure and financial leverage. This ratio is also commonly used in our industry, and we believe it provides investors, lenders and rating agencies a meaningful supplemental measure of our ability to repay and service our debt obligations. Other REITs may also calculate this ratio or other similarly-captioned metrics in a manner different than we do. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant. Non-GAAP Financial Measures 46

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